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                                                                     Exhibit 4.9

                                                                  EXECUTION COPY

                         REGISTRATION RIGHTS AGREEMENT
                           SERIES A-I PREFERRED STOCK

                               September 22, 1995




Agreement dated this 22nd day of September, 1995, by and between Intracel Corporation, a Massachusetts corporation (the "Company") and each of the several Purchasers of shares of the Convertible Preferred Stock, Series A-I, of the Company (the "Investors") named herein.

WHEREAS: Each Investor has purchased or may purchase from the Company shares of the Company's Series A-I Preferred Stock pursuant to the Purchase Agreement, and

WHEREAS: As a condition to such purchase, the Company has agreed to grant to each Investor registration rights with respect to certain securities of the Company held by such Investor.


                                   AGREEMENT

     NOW, THEREFORE, it is agreed as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meaning:

          "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the Common Stock, no par value per share, of the Company, as constituted as of the date of this Agreement.

          "Company" shall mean Intracel Corporation, a Massachusetts corporation.

          "Conversion Shares" shall mean shares of Common Stock issued upon conversion of shares of the Series A-I Preferred Stock issued pursuant to the terms of the Purchase Agreement.
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          "Dividend Shares" shall mean shares of Series A-I Preferred Stock issued in lieu of cash dividends on shares of the Series A-I Preferred Stock.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Purchase Agreement" shall mean the Convertible Preferred Stock Purchase Agreement, of even date herewith.

          "Registration Expenses" shall mean the expenses so described in
Section 7.

          "Registerable Stock" shall mean the Conversion Stock, but only so long as such shares continue to be Restricted Stock. Any such shares shall continue to be Restricted Stock until such time as such shares (i) have been disposed of in accordance with a Registration Statement which has become effective under the Securities Act or (ii) have been publicly sold in compliance with Rule 144 (or any similar provision then in force) under the Securities Act.

          "Restricted Stock" shall mean securities of the sort described in Rule 144(a)(3) promulgated pursuant to the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Series A-I Preferred Stock" shall mean the Company's Series A-I Preferred Stock, no par value per share.

          "Selling Expenses" shall mean the expenses so described in Section 7.

     2. Restrictive Legend. Each certificate representing Preferred Shares or Conversion Shares shall, except as otherwise provided in this Section 2, be stamped or otherwise imprinted with a legend substantially in the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

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A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company, which opinion shall be addressed to each holder of Series A-I Preferred Stock, the securities may be publicly sold without registration under the Securities Act.

        3. Required Registration. (a) At any time beginning six months after a registration statement covering an initial public offering of securities of the Company under the Securities Act shall have become effective, the holder or holders of Registerable Stock constituting at least 51% of the total shares of Registerable Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Registerable Stock held by such requesting holder or holders for sale in the manner specified in such notice. In addition, at any time after July 22, 1996, if a registration statement on Form S-1 or any successor thereto has not yet become effective, the holder or holders of Registerable Stock constituting at least 51% of the total shares of Registerable Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Registerable Stock held by such requesting holder or holders for sale in the manner specified in such notice. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 3 within 120 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Registerable Stock shall have been entitled to join pursuant to Sections 4 or 5 provided that there shall have been effectively registered all shares of Registerable Stock as to which registration shall have been requested.

                (b) Following receipt of any notice under this Section 3, the Company shall notify all holders of Registerable Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Registerable Stock specified in such notice (and in all notices received by the Company from other holders within 15 days after the giving of such notice by the Company). The Company shall be obligated to register Registerable Stock pursuant to this Section 3 on two occasions only and shall use its best efforts to cause each such Registration Statement to become effective whether or not all shares requested to be registered can be included. However, the Company's obligation as to any required registration hereunder shall be deemed satisfied only if that registration statement has become effective, has remained effective for a period of 120 days (or such shorter period in which all securities registered have been sold) and includes all shares of Registerable Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.


                (c) The Company shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account or for sale by others, except as and to the extent that, in the opinion of the managing

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underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registerable Stock to be sold (including the price at which such securities can be sold) or reduce the number of shares of Registerable Stock otherwise able to be included in the Registration Statement. Except for registration statements on Form S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 3 until the completion of the distribution of the shares covered by such registration.

     4. Incidental Registration. (a) If the Company at any time (other than pursuant to Section 3 or Section 5) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registerable Stock for sale to the public), each such time it will give written notice to all holders of outstanding Registerable Stock of its intention to do so. Upon the written request of any such holder, received by the Company within 15 days after the giving of any such notice by the Company to register any of its Registerable Stock (which request shall state the intended method of disposition thereof), the Company will cause the Registerable Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registerable Stock so registered. The Company shall be obligated to each Investor to register Registerable Stock of that Investor pursuant to this Section 4 on one occasion only; provided, however, that such obligation shall be deemed satisfied as to any Investor only when a registration statement covering all shares of Registerable Stock specified in notices from that Investor received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become and shall have remained effective as provided in this Agreement and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

          (b) In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registerable Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Registerable Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein (including the price at which such securities can be sold), provided, however, that such number of shares of Registerable Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Registerable Stock; and provided, further, that in no event may less than twenty-five (25%) percent of the total number of shares of Common Stock to be

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included in such underwriting be made available for shares of Registerable
Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 4 without thereby incurring any liability to the holders of Registerable Stock.

     5. Registration Procedures. If and whenever the Company is required by the provisions of Sections 3 or 4 to effect the registration of any shares of Registerable Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registerable Stock covered by such registration statement in accordance with the sellers' intended method of disposition as set forth in such registration statement for such period;

          (c) furnish to each seller of Registerable Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registerable Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Registerable Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registerable Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Registerable Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;


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     (f) in addition to its obligations under Section 5(b) hereof, immediately notify each seller of Registerable Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

     (g) if the offering is underwritten, at the request of any seller of Registerable Stock furnish on the date that Registerable Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

     (h) make available for inspection by each seller of Registerable Stock, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

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     For purposes of this Agreement, the period of distribution, if not otherwise described in the Registration Statement of Registerable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registerable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registerable Stock covered thereby or 120 days after the effective date thereof.

     In connection with each registration hereunder, the sellers of Registerable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     In connection with each registration pursuant to Section 3 or 4 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     6. Expenses. All expenses incurred by the Company in complying with Sections 3 or 4, including all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, reasonable fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, cost of insurance,and reasonable fees and disbursements of one counsel for the sellers of Registerable Stock, but excluding any Selling Expenses, are called "Registration Expenses". "Selling Expenses" shall include only such underwriting discounts and selling commissions applicable to the sale of any Registerable Stock which would not have been incurred in the absence of the registration and sale of the Registerable Stock.

     The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Sections 3 and 4; provided, however, that in connection with a registration statement filed under Section 4, the Company shall not be obligated to pay fees and expenses (including counsel fees) incurred in connection with complying with state securities laws in any state in which the Company is not otherwise registering for sale any of the shares the Company proposes to sell in the offering. All Selling Expenses in connection with each registration statement filed pursuant to Sections 3 or 4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers as they may agree.

     7. Indemnification and Contribution. (a). In the event of a registration of any of the Registerable Stock under the Securities Act pursuant to Sections 3 or 4, the Company







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will indemnify and hold harmless each seller of such Registerable Stock thereunder, each underwriter of such Registerable Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Sections 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any seller, underwriter or controlling person in writing specifically for use in such registration statement or prospectus.

     (b) In the event of a registration of any of the Registerable Stock under the Securities Act pursuant to Sections 3 or 4, each seller of such Registerable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registerable Stock was registered under the Securities Act pursuant to Section 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case only if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished


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in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registerable Stock covered by such registration statement.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be considered by the indemnified party to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action with reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in defense of any such action, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving, by the claimant or plaintiff, to such indemnified party of a release from all liability in respect to such action or
(ii) which involves any relief against the indemnified party other than the payment of money which is to be paid in full by the indemnifying party.

     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registerable Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the

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entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7, provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registerable Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registerable Stock sold by such holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     8. CHANGES IN COMMON STOCK OR SERIES A-I PREFERRED STOCK. If, and as often as, there is any change in the Common Stock or the Series A-I Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Series A-I Preferred Stock as so changed.

     9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registerable Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective (or the Company shall otherwise have become subject to the periodic reporting requirements of the Exchange Act), the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each holder of Registerable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a



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     copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registerable Stock without registration.

     10. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Organization or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a processing in equity or at law).

     11. Miscellaneous. (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any Registerable Stock), whether so expressed or not; provided, however, that registration rights conferred herein on an Investor shall only inure to the benefit of a transferee of Registerable Stock if (i) there is transferred to a direct or indirect transferee of the Investor at least 40% of the total shares of Registerable Stock purchased by the Investor pursuant to the Purchase Agreement or (ii) such transferee is a partner, shareholder or affiliate of the Investor. The Company shall be notified of any transfers of Registerable Stock at the time thereof.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage pre-paid, or telexed, in the case of non-U.S. residents, addressed as follows:

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          if to the Company or an Investor, at the address of such party set forth in the Purchase Agreement;

          if to any subsequent holder of Registerable Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registerable Stock) or to the holders of Registerable Stock (in the case of the Company) in accordance with the provisions of this paragraph.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to its choice of law principles).

          (d) The Company may not, without the prior written consent of the holders of at least two-thirds of the then outstanding shares of Registerable Stock, grant any rights to any persons to register shares of capital stock or securities of the Company unless such rights are, by their terms, substantially identical to the rights of the holders of Registerable Stock granted pursuant to this Agreement.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) The obligations of the Company to register shares of Registerable Stock under Sections 3 or 4 shall terminate on July 1, 2002, unless such obligations terminate earlier in accordance with the terms of this Agreement.

          (g) If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Registerable Stock who is a party to this Agreement or one of the several separate agreements of even date herewith with other purchasers of Series A-I Preferred Stock shall agree not to sell publicly any shares of Registerable Stock or any other shares of Common Stock (other than shares of Registerable Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 120 days following the effective date of the registration statement relating to such initial public offering: provided, however, that the Company shall have certified to each such holder that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 11(g).

     (h) Notwithstanding the provisions of Section 5(a), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 30 days (and for periods not exceeding, in the aggregate, 60 days in any 24-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

     (i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     (j) Except as otherwise provided herein, neither this Agreement nor any provision hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any modification, change, discharge or termination is sought or by the written consent of the Company and the holders of at least two-thirds of the then outstanding shares of Registerable Stock; provided, however, that no modification or amendment shall be effective to reduce the percentage of the shares of Registerable Stock the consent of the holders of which is required under this Section 11(j).

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                INTRACEL CORPORATION

                                By: /s/ SIMON R. McKENZIE
                                    --------------------------------------------
[Corporate Seal]                    Name: Simon R. McKenzie
                                    Title: President and Chief Executive Officer


                                PURCHASER:

                                SECURITY INSURANCE COMPANY OF HARTFORD


                               By:  /s/ MICHAEL P. MALONEY
                                  ----------------------------------------------
                                  Name:    Michael P. Maloney
                                  Title:   Senior Vice President
                                  Address: c/o Orion Capital Corporation
                                           600 Fifth Avenue
                                           24th Floor
                                           New York, New York 10020

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                INTRACEL CORPORATION

                                By: /s/ SIMON R. McKENZIE
                                    --------------------------------------------
[Corporate Seal]                    Name:  Simon R. McKenzie
                                    Title: President and Chief Executive Officer


                                PURCHASERS:

                                By:  /s/ SCOTT T. FLEMING
                                    --------------------------------------------
                                    Name:    Scott Fleming, individually
                                    Address: c/o Spectrum Asset Management
                                             4 High Ridge Park
                                             Stamford, CT 06905


                                By:  /s/ MARK LIEB
                                    --------------------------------------------
                                    Name:    Mark Lieb, individually
                                    Address: c/o Spectrum Asset Management
                                             4 High Ridge Park
                                             Stamford, CT 06905

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                INTRACEL CORPORATION

                                By: /s/ Simon R. McKenzie
                                    --------------------------------------------
[Corporate Seal]                    Name: Simon R. McKenzie
                                    Title: President and Chief Executive Officer


                                PURCHASER:

                                TD PARTNERS


                               By:  /s/ Thomas Ole Dial
                                  ----------------------------------------------
                                  Name:    Thomas Ole Dial
                                  Title:   General Partner
                                  Address: 2 Pickwick Plaza
                                           Greenwich, CT 06830

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                INTRACEL CORPORATION


                                By: /s/ Simon R. McKenzie
                                    ------------------------------------------
[Corporate Seal]                    Name:  Simon R. McKenzie
                                    Title: President and Chief Executive
                                           Officer


                                PURCHASER:


                                By: /s/ Raymond J. Schuyler
                                    ------------------------------------------
                                    Name:    Raymond J. Schuyler, individually
                                    Address: 7 Walsh Way
                                             Morris Plains, NJ 07950

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                INTRACEL CORPORATION


                                By: /s/ Simon R. McKenzie
                                    ------------------------------------------
[Corporate Seal]                    Name:  Simon R. McKenzie
                                    Title: President and Chief Executive
                                           Officer


                                PURCHASER:

                                DUBLIND PARTNERS, INC.


                                By: /s/ Charles J. Lindsay
                                    ------------------------------------------
                                    Name:    Charles J. Lindsay
                                    Title:   President
                                    Address: 2 Greenwich Plaza
                                             Suite 100
                                             Greenwich, CT 06830

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written

                                       INTRACEL CORPORATION

                                       By: /s/ Simon R. McKenzie
                                          --------------------------------------
[Corporate Seal]                          Name:    Simon R. Mckenzie
                                          Title:   President and Chief Executive
                                                   Officer





                                       PURCHASER:


                                       NORTHSTAR ADVANTAGE HIGH
                                       TOTAL RETURN

                                       By: /s/ Thomas Ole Dial
                                          --------------------------------------
                                          Name:    Thomas Ole Dial
                                          Title:   Vice President
                                          Address: 2 Pickwick Plaza
                                                   Greenwich, CT 06830

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written

                                       INTRACEL CORPORATION

                                       By: /s/ Simon R. McKenzie
                                          --------------------------------------
[Corporate Seal]                          Name:    Simon R. Mckenzie
                                          Title:   President and Chief Executive
                                                   Officer





                                       PURCHASER:


                                       NORTHSTAR HIGH YIELD FUND


                                       By: /s/ Thomas Ole Dial
                                          --------------------------------------
                                          Name:    Thomas Ole Dial
                                          Title:   Vice President
                                          Address: 2 Pickwick Plaza
                                                   Greenwich, CT 06830

        IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                       INTRACEL CORPORATION


                                       By: /s/ SIMON R. McKENZIE
[Corporate Seal]                          -------------------------------------
                                          Name:  Simon R. McKenzie
                                          Title: President and Chief Executive
                                                 Officer


                                       PURCHASER

                                       CHARLES J. LINDSAY IRA ACCOUNT
                                         TRUST UA #0001233610

                                       By: /s/ CHARLES J. LINDSAY
                                          -------------------------------------
                                          Name:    Charles J. Lindsay
                                          Title:
                                          Address: 2 Greenwich Plaza
                                                   Suite 100
                                                   Greenwich, CT 06830